Exhibit 10.2

LOCK-UP AGREEMENT

LOCK-UP AGREEMENT (the “Lock-Up Agreement”) dated as of December 30, 2010 (the “Signing Date” or “Closing Date”), by and among each of John Pink and Adam Sweeney (each of whom shall be individually referred to as “Seller” and collectively as the “Sellers”), Humitech of Northern California, LLC (“Humitech”) and Castrovilla Energy, Inc. a wholly-owned subsidiary of Blue Earth Energy Management Services, Inc. (the “Buyer”), a Nevada corporation, and Blue Earth, Inc. (“BE”).

W I T N E S S E T H:

WHEREAS, BE, though a wholly-owned subsidiary, has agreed to purchase: (A) all of the assets of Humitech of Northern California, LLC (“Humitech”)  pursuant to an Asset Purchase Agreement (“APA”) dated December 29, 2010 (the “APA”) by and among Humitech, BE and the Buyer; and (B) by Merger from the Sellers all of the capital stock of Castrovilla, Inc. pursuant to an Agreement and Plan of Reorganization (the “Plan”) dated as of December 29, 2010 by and among Castrovilla, Inc., BE, Buyer and the Sellers;

WHEREAS, pursuant to Section 3(a)(ii) of the APA, BE will issue to the Sellers Two Hundred Sixty-Seven Thousand, Eight Hundred Fifty-Seven (267,857) restricted shares of the Common Stock of BE, and pursuant to Section 1(d) of the Plan, BE will issue to the Sellers Nine Hundred Twenty-Two Thousand Six Hundred and Nineteen (922,619) restricted shares of Common Stock of BE (the “BE Shares”); and

WHEREAS, pursuant to Section 3(b) of the APA, and Section 2(a) of the Plan, the Sellers have agreed not to sell, transfer or otherwise dispose of the BE Shares, except as set forth in this Lock-Up Agreement and BE has agreed to guarantee the Net Proceeds (as defined in the APA) from all sales of the BE Shares made in accordance with this Lock-Up Agreement pursuant to the terms of a Guaranty Agreement (the “Guaranty”).

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Lock-Up Agreement, the parties hereto hereby agree as follows:

Section 1.

(a)           The resale of the BE Shares shall be according to the following schedule:  Beginning on the completion of the APA (the “Closing Date”) and for six (6) months thereafter, Sellers may not sell any BE Shares.  Thereafter, pursuant to the terms and conditions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), Sellers may sell up to an aggregate of Two Thousand Four Hundred and Sixty-One (2,461) BE Shares per  trading day, for the two-year period ending two and one-half years from the Closing Date (the “Lock-Up Period”) until all of the BE Shares have been sold.

(b)           All sales of BE Shares shall be by means of “in-the-market” transactions.  “In the market” shall mean a sale made on the OTC Bulletin Board, or any subsequent primary trading market, or customary trading channels.

(c)           Any sales of BE Shares in violation of this Lock-Up Agreement by either of the Sellers shall constitute an event of default under this Lock-Up Agreement and the Guaranty as to both Sellers and all net proceeds in excess of $1.68 per share from the sale of all BE Shares by the Sellers, regardless of whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, shall be paid to BE.

(d)           Each of the Sellers further agrees that they will forward to Buyer all customary documentation reflecting any sale of Be Shares within fifteen (15) calendar days of the end of each month.

(e)           Each of the Sellers acknowledges that their breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to BE for which remedies at law would be inadequate.  Each of the Sellers further acknowledges that the provisions set forth herein are essential terms and conditions of the APA, the SPA and this Lock-Up Agreement.  Each of the Sellers therefore agrees that BE shall be entitled to a decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions.  Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Sellers, and each of the Sellers and Buyer hereby consents to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the State of Nevada.  This remedy shall be in addition to all other remedies available to BE at law or equity.  If any portion of this section 1 is adjudicated to be invalid or unenforceable, this Section 1 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 1 in the jurisdiction in which such adjudication is made.

(f)           BE Shares shall not at any time be used to cover “short” sales of BE Common Stock.

Section 2.                      If Buyer merges or consolidates with any other entity or if Buyer sells all or substantially all of its assets (a “Sale Transaction”), then, at Sellers’ request and option (which may be exercised individually by each of the Sellers), either Buyer will purchase remaining BE Shares held pursuant to this Agreement at the sale price of BE Shares per share in such Sale Transaction, or Sellers will receive their respective BE Shares or any proceeds or stock to which they would be entitled as BE Stockholders, which shall not be lower than what they would be entitled to receive if they sold all the BE Shares in accordance with the terms of the Lock-Up and the Guaranty.

Section 3.                      Subject to Section 5 hereunder, this Lock-Up Agreement shall inure to the benefit of and be binding upon Buyer, their successors and assigns, and upon each of the Sellers, their heirs, executors, administrators, legatees and legal representatives.

Section 4.                      Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

Section 5.                      This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

Section 6.                      This Lock-Up Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignments in violation thereof shall be null and void.

(a)           All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

If to the Sellers to:

John Pink
Adam Sweeney
Castrovilla, Inc.
253 Polaris Ave.
Mountain View, CA  94043
Telecopier No.: (408) 904-4518

With a copy to:

Carr, McClellan, Ingersoll, Thompson & Horn
Professional Law Corporation
216 Park Road
Burlingame, CA  94010
Attention: Mark A. Cassanego, Esq.
Telecopier No.: (650) 373-3366

If to Buyer and BE to:

Blue Earth, Inc.
2298 Horizon Ridge Parkway
Suite 205
Henderson, NV 89052
Attention:  Johnny R. Thomas, CEO
Telecopier No.:  (866)314-5824

With a copy to:

Davidoff Malito & Hutcher LLP
605 Third Avenue
New York, NY 10158
Attention:  Elliot H. Lutzker, Esq.
Telecopier No.: (212) 286-1884

(b)           Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after date of mailing thereof.  Other notices shall be deemed given on the date of receipt.  Any party hereto may change the address specified herein by written notice to the other parties hereto.

Section 7.                      The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect.  No waiver of any term or condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

SELLERS:

/s/ John Pink
John Pink

/s/ Adam Sweeney
Adam Sweeney

BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Johnny R. Thomas
CEO

CASTROVILLA ENERGY, INC.

By: /s/ Johnny R. Thomas
Johnny R. Thomas
CEO